UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 14, 2013
___________________
Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
___________________
DELAWARE
(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, Tulsa, OK	74135
(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On November 14, 2013, Matrix Service Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal One - Election of Directors
The nominees for election to the Board of Directors were elected to serve for a term expiring at the 2014 annual meeting of stockholders or until their successors shall be duly elected and qualified. The results of the vote were as follows:

Nominee	Votes For	Authority Withheld	Broker Non Votes
John R. Hewitt	21,611,164	570,798	1,823,004
Michael J. Hall	21,589,584	592,378	1,823,004
I. Edgar (Ed) Hendrix	21,461,478	720,484	1,823,004
Paul K. Lackey	21,457,873	724,089	1,823,004
Tom E. Maxwell	21,643,589	538,373	1,823,004
Jim W. Mogg	21,760,782	421,180	1,823,004
Proposal Two - Ratification of Selection of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014 was approved. The results of the vote were as follows:

For	23,949,276
Against	4,846
Abstentions	50,844
Broker Non-votes	—
Proposal Three - Advisory Vote to Approve Named Executive Officer Compensation
The stockholders voted to approve, on an advisory basis, named executive officer compensation for fiscal 2013. The results of the vote were as follows:

For	21,778,003
Against	245,366
Abstentions	158,593
Broker Non-votes	1,823,004

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: November 19, 2013	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer